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   (PRIVATE BUSINESS, INC., LOGO)                  (TOWNE SERVICES, INC. LOGO)

                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT

                   SUPPLEMENTAL MATERIAL DATED JULY 13, 2001

     Private Business, Inc. and Towne Services, Inc. have agreed to combine our two businesses by merging a subsidiary of Private Business into Towne. Before we can complete the merger, we must obtain the approval of each company's shareholders. We are sending you the attached joint proxy statement/prospectus to ask you to vote in favor of the merger and related matters at each company's annual meeting on August 9, 2001. As we announced in our recent joint press release, we have moved our shareholders meetings to August 9, and we have reset the record date for both meetings to June 27. PLEASE DISREGARD REFERENCES IN THE ATTACHED DOCUMENT TO THE PRIOR RECORD AND MEETING DATES. THIS COVER LETTER ALSO UPDATES THE ATTACHED DOCUMENT IN SEVERAL OTHER RESPECTS AS DESCRIBED BELOW.

     Recent Development in Pending Lawsuit against Towne. Towne has previously disclosed in its SEC filings that Towne, two of its former officers, and a current officer are defendants in a securities class action lawsuit filed in November 1999. This lawsuit is described in the attached document under the heading "Proposal One for Both Companies -- The Merger -- Legal Proceedings." No class has yet been certified. The complaints allege, among other things, that Towne should have disclosed in the prospectus used for its secondary public offering in June 1999 that it allegedly experienced serious problems with its network infrastructure and processing facilities during the move of its corporate headquarters in June 1999, and that these problems allegedly led to a higher than usual number of customers terminating their contracts during the second quarter. The complaints seek an unspecified award of damages. Towne filed a motion to dismiss for failure to state a claim, the plaintiffs filed an answer to Towne's motion, and the judge recently granted parts of Towne's motion to dismiss and denied other parts, which had the effect of allowing the above claim to proceed. Towne and the individual defendants recently filed answers denying liability and asserting numerous affirmative defenses. Discovery has not yet commenced. Towne believes that the allegations in the complaint are without merit and intends to defend the lawsuit vigorously.

     Towne's Director and Officers Liability Insurance. Towne has disclosed that Reliance Insurance Company issued the directors and executive officers liability insurance policy providing for coverage, under a reservation of rights, for a portion of the claimed damages in the referenced lawsuit. The Pennsylvania Insurance Department took control of Reliance on May 29, 2001 under an Order of Rehabilitation issued by a Pennsylvania court. In addition, Reliance Group Holdings, Inc., the parent of Reliance Insurance, filed a voluntary federal bankruptcy petition on June 11, 2001. In July 2000, Towne replaced the Reliance policy with a separate policy issued by another insurer rated A+ by A.M. Best. Private Business and Towne were advised after signing their merger agreement that the replacement policy does not provide coverage for the existing lawsuit. Based on information from several sources, Towne believes that other carriers may have reinsured a portion of the Reliance policy. In an attempt to reduce the risks posed by Reliance's financial problems, Towne has obtained an insurance policy that, subject to its terms, conditions and exclusions, covers certain shortfalls resulting from Reliance's ultimate inability to pay. Towne believes that the total cost of the premium for the policy and associated deductibles will be more than offset by cost savings realized by Towne that exceed those originally estimated for the merger. Taking these facts into consideration, the boards of directors of both Private Business and Towne have decided to proceed with soliciting shareholder approval for the merger and to confirm their recommendations to the shareholders to vote for the merger. Neither Towne nor Private Business can provide any assurances regarding:

        (a) the ultimate result of the lawsuit,

        (b) Reliance's financial capacity to provide coverage under the original policy,

        (c) whether the reported reinsurance will in fact provide funds that Reliance can or will use to pay under the Towne insurance policy; or

        (d) whether the supplemental policy will in fact cover any Reliance shortfall.

     Private Business, the surviving company after the merger, will be liable for any shortfall not covered by insurance.
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     Letters to Companies from Nasdaq regarding Possible Delisting.  Private
Business received a letter from Nasdaq dated June 7, 2001 stating that the minimum bid for shares of Private Business's common stock has been below $1.00 for 30 days and that Private Business will have until September 5, 2001 to regain compliance or face delisting. The Private Business board of directors believes, but cannot assure, that the proposed one-for-three reverse stock split that is a condition to the merger will enable the Private Business common stock to trade above the minimum $1.00 per share bid price that is necessary to regain compliance with Nasdaq's continued listing requirements. See "Proposal Three for Private Business -- Proposed Amendment to Private Business's Charter -- Purpose of Reverse Split" in the attached document. On July 11, 2001, the closing price of Private Business's common stock was $.90 per share, without giving effect to the reverse stock split.

     Towne received a letter from Nasdaq dated July 10, 2001 stating that the minimum market value of the public float of Towne's common stock has been below $5 million for 30 trading days and that Towne will have until October 8, 2001 to regain compliance or face delisting. If the merger is approved, Towne's common stock will no longer be listed separately on the Nasdaq National Market. If the merger is not approved, and if the value of Towne's public float does not meet or exceed the $5 million threshold for 10 consecutive trading days by October 8, 2001, Towne's common stock will either be delisted or transferred to listing on the Nasdaq SmallCap market. Towne's common stock will be eligible for listing on the Nasdaq SmallCap market only if the minimum bid for shares of Towne's common stock is at least $1.00 and the market value of its public float exceeds $1 million. On July 11, 2001, the closing price for shares of Towne's common stock was $.81 and the market value of its public float was approximately $3.2 million.

     We encourage you to obtain more recent quotations. Shares of Private Business common stock are listed on the Nasdaq SmallCap market under the trading symbol "PBIZ," and shares of Towne common stock are currently traded on the Nasdaq National Market under the trading symbol "TWNE."

     PLEASE READ THE ATTACHED DOCUMENT CAREFULLY IN THE CONTEXT OF THE ABOVE SUPPLEMENTAL INFORMATION AS YOU MAKE YOUR DECISION REGARDING THE MATTERS SUBMITTED FOR SHAREHOLDER APPROVAL AS DESCRIBED IN THE DOCUMENT.

Thomas L. Black                                       G. Lynn Boggs
Chief Executive Officer                               Chairman of the Board and Chief Executive Officer
Private Business, Inc.                                Towne Services, Inc.

     This supplement and the accompanying joint proxy statement/prospectus are being first mailed to shareholders on or about July 13, 2001.
                             ---------------------

     The following corrections should be made to Annex A, Agreement and Plan of Merger among Private Business, Inc., Towne Acquisition Corporation and Towne Services, Inc. dated April 12, 2001:

     - Page A-4, Section 2.1(d), line 4: delete the words "PBI, any PBI Subsidiary or";

     - Page A-8, Section 2.5, line 6: insert the words "from Towne" after the word "payment";

     - Page A-14, Section 3.1(i)(xii), line 3, and Page A-26, Section 3.2(i)(xii), line 3: replace the words "Section 368(a)(2)(E) of the Code" with the words "Section 368(a) of the Code";

     - Page A-34, Section 4.1(o), line 5: delete clauses (i) and (ii) and replace them with the following: "(i) if prior to the Effective Time, shall be controlled by the respective corporation in which the dissenting shareholder owns equity and shall be handled in good faith and with prompt notice to all parties to this Agreement and any settlement payments shall be made by the respective corporation in which the dissenting shareholder owns equity and only after receipt of written consent of the other parties, which consent shall not be unreasonably withheld or delayed, (ii) if after the Effective Time, shall be controlled by PBI (but any payment with respect to any dissenting Towne shareholder shall be made by Towne), and";

     - Page 35, 4.1(q): replace the words "Section 368(a)(2)(E) of the Code" with the words "Section 368(a) of the Code"; and

     - Page A-46, Section 6.2(d), line 5, and Page A-48, Section 6.3(d), line 5: delete clauses (ii) and (iii) and replace them with the following: "(ii) each of Towne and PBI should be parties to the reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss should be recognized by Towne, PBI or Towne's common shareholders (except to the extent of any cash received) as a result of the Merger."